EXHIBIT 23.2

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

Northern Oil and Gas, Inc.

601 Carlson Pkwy – Suite 990

Minnetonka, Minnesota 55305

We hereby consent to the inclusion in or incorporation by reference into the Registration Statements on Form S-8 (File Nos. 333-188999; 333-205617; 333-212929; and 333-227948), Form S-3 (File Nos. 333-225828; 333-225832; 333-225835; 333-227945), and Form S-4 (File Nos. 333-216887) of Northern Oil & Gas, Inc. (the “Company”), of our report dated January 22, 2021, relating to estimates of the oil and gas reserves as of December 31, 2020 for the Reliance Marcellus, LLC assets to be acquired by the Company, as referenced in, and filed as Exhibits 99.3 to, the Company’s Current Report on Form 8-K filed on or about February 3, 2021. We also hereby consent to all references to our firm or such reports included in or incorporated by reference into such Registration Statements.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

/s/ Matthew K. Regan, P.E.
Vice President
Austin, Texas
February 3, 2021